Exhibit 99.20

Execution Version

Appendix B

Ontrak, Inc.

Purchase Warrant for Common Shares

[•], 202_

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS. THE RIGHT TO PURCHASE WARRANT SHARES AS SET FORTH HEREIN IS SUBJECT TO LIMITATIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT (AS DEFINED BELOW).

TABLE OF CONTENTS

Page

1.	EXERCISE OF WARRANT		1

	1.1	Manner of Exercise; Payment	1
	1.2	Trading Exchange Limitation	2
	1.3	When Exercise Effective	2
	1.4	Cashless Exercise	2
	1.5	Delivery of Stock Certificates and New Warrant	2
	1.6	Transfers	3

2.	CERTAIN ADJUSTMENTS		3

	2.1	Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Shares	3
	2.2	Dividends and Distributions	4
	2.3	Second Amendment Exercise Price Reductions	4

3.	CONSOLIDATION, MERGER, ETC.		4

	3.1	Adjustments for Consolidation, Merger, Sale of Assets, Reorganizations, etc.	4
	3.2	Assumption of Obligations	5

4.	OTHER DILUTIVE EVENTS		5

5.	NO DILUTION OR IMPAIRMENT		5

6.	NOTICES OF CORPORATE ACTION		5

7.	REGISTRATION RIGHTS		6

	7.1	Generally	6
	7.2	Registration Rights	6
	7.3	Expenses	7
	7.4	Reserved	7
	7.5	Obligations of the Company	7
	7.6	Obligations of the Holder	9
	7.7	Indemnification	9

8.	RESERVED		11

9.	AVAILABILITY OF INFORMATION		11

10.	RESERVATION OF EQUITY SECURITIES, ETC.		11

11.	OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS		12

	11.1	Ownership of Warrants	12
	11.2	Office; Transfer and Exchange of Warrants	12
	11.3	Replacement of Warrants	12

12.	REPRESENTATIONS AND WARRANTIES		13

	12.1	Representations and Warranties of the Company	13
	12.2	Representations and Warranties of the Holders	14

13.	DEFINITIONS		15

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14.	INFORMATION RIGHTS		19

15.	MULTIPLE HOLDERS; VOTING RIGHTS; NO LIABILITIES AS A STOCKHOLDER		19

	15.1	Multiple Holders	19
	15.2	No Liabilities As a Stockholder	19

16.	NO EFFECT ON LENDER RELATIONSHIP		19

17.	LOCK-UP LIMITATIONS		20

18.	NOTICES		20

	18.1	Manner of Delivery	20
	18.2	Place of Delivery	20

19.	WAIVERS; AMENDMENTS		20

20.	INDEMNIFICATION		20

	20.1	Generally	20
	20.2	Reserved	21
	20.3	Certain Limitations	21
	20.4	Other	21

21.	MISCELLANEOUS		21

	21.1	Successors and Assigns	21
	21.2	Severability	21
	21.3	Equitable Remedies	21
	21.4	Continued Effect	22
	21.5	Governing Law	22
	21.6	Consent to Jurisdiction	22
	21.7	Waiver of Jury Trial	22
	21.8	Construction	22
	21.9	Counterparts	23

EXHIBIT I			I-1

EXHIBIT II			II-1

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THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS. THE RIGHT TO PURCHASE WARRANT SHARES AS SET FORTH HEREIN IS SUBJECT TO LIMITATIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT (AS DEFINED BELOW).

ONTRAK, INC.

Purchase Warrant for Common Shares

No. [•]	[New York], [New York] [•], 202_

ONTRAK, INC., a Delaware corporation (the “Company”), hereby certifies that [•], a [•] [•]1 (the “Purchaser”), is entitled to purchase from the Company (i) up to [•]2 Warrant Shares (as defined below), (ii) at an exercise price per share equal to the Per Share Warrant Exercise Price, (iii) at any time on or before 5:00 P.M., New York, New York time on the five-year anniversary of the date hereof (the “Expiration Date”). Certain capitalized terms used herein are defined in Section 13.

1.	EXERCISE OF WARRANT

1.1           Manner of Exercise; Payment. The Holder may exercise this Warrant (or portion thereof owned by the Holder, as the case may be), in whole or in part, during normal business hours on any Business Day on or prior to the Expiration Date, by delivering to the Company at its Chief Executive Office, a subscription (in the form attached to this Warrant as Exhibit I (the “Notice of Exercise”)) duly executed by the Holder. Within one (1) Business Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company, at the Holder’s election, (a) in cash, (b) by certified check payable to the order of the Company, (c) by wire transfer of immediately available funds, (d) by cancellation of Warrant Shares, with any such Warrant Shares so cancelled being credited against such payment in an amount equal to the Fair Market Value thereof, as set forth in Section 1.4, or (e) if the Holder is the Purchaser or any of its Affiliates, by the surrender by the Holder to the Company of any indebtedness of the Company held by the Holder, with any such indebtedness of the Company so surrendered being credited against such payment in an amount equal to the then outstanding principal amount thereof plus accrued interest thereon through the date of surrender, or by any combination of any of the foregoing methods, of the amount obtained by multiplying (i) the number of Warrant Shares designated in such subscription by (ii) the Per Share Warrant Exercise Price (the “Aggregate Purchase Price”) and the Holder shall thereupon be entitled to receive the number and type of duly authorized Warrant Shares, determined as provided in Sections 2 through 4. The Company acknowledges that the provisions of clauses (d) and (e) are intended, in part, to ensure that a full or partial exchange of this Warrant will qualify as a conversion, within the meaning of paragraph (d)(3)(ii) of Rule 144 promulgated by the Commission under the Securities Act (“Rule 144”). At the request of the Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this Section 1.1 in order to accomplish such intent. For the avoidance of doubt, this Warrant shall only be exercisable at the Per Share Warrant Exercise Price. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of a Notice of Exercise shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof.

[1]	Insert Acuitas Capital LLC (or an entity affiliated with it, as designated by Acuitas Capital LLC).
[2]	The number of Common Shares shall be equal to (y) the product of the principal amount of the applicable Note and 100% divided by (z) the greater of (i) the Per Share Warrant Exercise Price and (ii) $0.15.

1.2           Trading Exchange Limitation. Notwithstanding anything herein to the contrary, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise, and shall be deemed not to have exercised, any portion of this Warrant, if the issuance of such Warrant Shares (taken together with the issuance of all Warrant Shares upon the exercise of Warrants) would exceed the aggregate number of Common Shares which the Company may issue upon exercise of Warrants without breaching the Company’s obligations under the rules or regulations of the Exchange (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply (A) from and after the effectiveness of the approval of the Company’s stockholders as required by the applicable rules of the Exchange for issuances of Warrant Shares in excess of such amount or (B) in the event that the Company obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder.

1.3           When Exercise Effective. Subject to Section 1.2, each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Company receives the applicable Notice of Exercise, together with the applicable Aggregate Purchase Price (unless this Warrant is being exercised on a cashless basis pursuant to Section 1.4), and at such time, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

1.4           Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Purchase Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula:

Net Number = Y(A – B) / A

For purposes of the foregoing formula:

Y = the total number of Warrant Shares with respect to which this Warrant is then being exercised.

A= The Fair Market Value at the time of such exercise, but in any event not less than $0.01.

B= the Per Share Warrant Exercise Price at the time of such exercise.

1.5           Delivery of Stock Certificates and New Warrant. As soon as practicable after each exercise of this Warrant, in whole or in part, the Company at its sole expense (including the payment by it of any issue taxes) will cause to be issued in the name of and delivered to the Holder or, subject to Section 12, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(a)           (i) stock certificate or certificates for the number of duly authorized Warrant Shares to which the Holder shall be entitled upon such exercise free of restrictive legends (other than legends indicating such securities are “control securities”), or (ii) an electronic delivery of the Warrant Shares to the Holder’s account at the Depository Trust Company (“DTC”) or a similar organization, unless in the case of clause (i) and (ii) a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective, the Warrant Shares are not freely transferable without volume and manner of sale restrictions pursuant to Rule 144 under the Securities Act or, in the case of clause (ii), electronic delivery of the Warrant Shares is not available because the Warrant Shares are “control securities,” in which case such Holder shall receive a certificate for the Warrant Shares issuable upon such exercise with appropriate restrictive legends (it being understood that following the issuance of a legal opinion reasonably acceptable to the Company (if such an opinion is requested by the Company), the Holder may request book entry notation at the Company’s transfer agent). If the Warrant Shares are to be issued free of all restrictive legends (including legends indicating such securities are “control securities”), the Company shall, upon the written request of the Holder, use its reasonable best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through DTC or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through such a clearing corporation;

(b)           in lieu of any fractional Warrant Share to which the Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Fair Market Value of one Common Share as of the Business Day next preceding the date of such exercise; and

(c)           in case such exercise is in part only, a new Warrant or Warrants of like tenor, dated the date hereof, and calling for (in the aggregate on the face or faces thereof) the number of Warrant Shares equal (without giving effect to any subsequent adjustment thereof) to the number of such Common Shares called for on the face of this Warrant (as adjusted pursuant to the terms hereof through the applicable exercise date) minus the number of such Common Shares designated by the Holder upon such exercise.

1.6           Transfers. The Holder agrees and undertakes that if the Holder proposes to Transfer any Warrants or Warrant Shares issuable upon exercise thereof to persons other than the Affiliates of the Holder, and if such Warrant or Warrant Shares are not then registered for resale pursuant to an effective registration statement under the Securities Act and bears a restrictive legend, then the Holder proposing to make such Transfer shall give written notice to the Company describing briefly the manner in which any such proposed Transfer is to be made, and no such Transfer shall be made unless the Company shall have received an opinion of counsel for the Holder reasonably acceptable to the Company that registration under the Securities Act is not required with respect to such Transfer.

2.	CERTAIN ADJUSTMENTS

2.1           Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Shares. If the Company shall, at any time or from time to time after the date hereof, subdivide (by any stock split, recapitalization or otherwise) its outstanding Common Shares into a greater number of shares, the Per Share Warrant Exercise Price in effect immediately prior to any such subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding Common Shares into a smaller number of shares, the Per Share Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 2.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

2.2           Dividends and Distributions. If the Company at any time or from time to time after the date hereof declares, orders, pays or makes a dividend or other distribution (including any distribution of cash, securities or other property, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise) or makes any payment on or with respect to its Equity Securities then, and in each such case, the Holder shall be entitled to receive an amount in cash, securities or other property as if this Warrant had been exercised in full and converted to Warrant Shares in accordance with the provisions of Section 1.1 (without giving effect to Section 1.2) immediately prior to the close of business on the day immediately preceding the record date; provided, however, that to the extent that the Holder’s right to convert, exercise or exchange Equity Securities received under this Section 2.2 would result in the Holder exceeding the Exchange Cap, then the Holder shall not be entitled to convert, exercise or exchange such Equity Securities to such extent and the right to convert, exercise or exchange such Equity Securities to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder exceeding the Exchange Cap, at which time or times the Holder shall be granted such right (and any right to convert, exercise or exchange Equity Securities granted, issued or sold on such initial Equity Security or on any subsequent Equity Security to be held similarly in abeyance) to the same extent as if there had been no such limitation.

2.3           Second Amendment Exercise Price Reductions

(a)           Reverse Stock Split Reduction. If the Reverse Stock Split is effected, then the Per Share Warrant Exercise Price shall be reduced to the lesser of (i) the Per Share Warrant Exercise Price (after giving effect to the adjustment thereof as a result of the Reverse Stock Split pursuant to Section 2.1 and, if applicable, the reduction thereof pursuant to Section 2.3(b)) and (ii) the Reverse Stock Split Price (the lesser of (i) and (ii), the “Post-Stock Split Per Share Warrant Exercise Price”), whichever is less at the time of exercise.

(b)           Final Funding Reduction. Upon the occurrence of the Final Funding Date, the Per Share Warrant Exercise Price shall be reduced to (i) if the Final Funding Date occurs at any time prior to the time the Reverse Stock Split Price is determined, the lesser of (x) the Per Share Warrant Exercise Price and (y) the consolidated closing bid price of the Common Shares as reported by the Exchange on the Trading Day immediately preceding the Final Funding Date (the “Final Funding Date Price”), whichever is less at the time of exercise, or (ii) if the Final Funding Date occurs at any time from and after the time the Reverse Stock Split Price is determined, the lesser of (x) the Post-Stock Split Per Share Warrant Exercise Price (which shall be determined in accordance with Section 2.3(a)) and (y) the Final Funding Date Price, whichever is less at the time of exercise.

3.	CONSOLIDATION, MERGER, ETC.

3.1           Adjustments for Consolidation, Merger, Sale of Assets, Reorganizations, etc. If after the date hereof a Fundamental Transaction occurs, then, and in the case of each such Fundamental Transaction, proper provision shall be made so that upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise of this Warrant at any time after the consummation of such Fundamental Transaction, shall be entitled to receive (after giving effect to the payment of the Per Share Warrant Exercise Price), in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the greatest amount of cash, securities or other property to which the Holder would actually have been entitled as an equity holder upon such consummation if the Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2, 3 and 4.

3.2           Assumption of Obligations. Notwithstanding anything contained in this Warrant to the contrary, the Company will not effect any of the transactions described in Section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) that may be required to deliver any cash, securities or other property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (b) the obligation to deliver to the Holder such cash, securities or other property as, in accordance with the foregoing provisions of this Section 3, the Holder may be entitled to receive, and such Person shall have similarly delivered to the Holder an opinion of counsel for such Person, which counsel and opinion shall be reasonably satisfactory to the Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including all of the provisions of this Section 3) shall be applicable to the cash, securities or other property that such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

4.            OTHER DILUTIVE EVENTS. If any event shall occur as to which the provisions of Sections 2 or 3 are not strictly applicable but with respect to which the failure to make any adjustment would not fairly protect the Holders or the antidilution rights represented by this Warrant in accordance with its essential intent and principles, then, in each such case, at the request of the Holder, the Company shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of the Company and shall be reasonably satisfactory to the Holder), which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 2 and 3, necessary to preserve, without dilution, the purchase rights or rights to the issuance of additional Equity Securities represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

5.             NO DILUTION OR IMPAIRMENT. The Company shall not, by amendment of its Articles or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith carry out all of the terms and provisions in this Warrant. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any Warrant Shares to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue the Warrant Share and (c) will not take any action that results in the total number of Warrant Shares issuable upon exercise of the Warrant exceeding the total number of Common Shares then authorized by the Articles and available for the purpose of issuance upon such exercise.

6.             NOTICES OF CORPORATE ACTION. If at any time prior to the Expiration Date and prior to the exercise in full of this Warrant, the Company agrees or commits to any taking by the Company of a record of the holders of any class of its Equity Securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any Equity Securities of the Company or any other property, or to receive any other right, then the Company will deliver to the Holder a notice, not less than 10 days prior to the proposed occurrence of such event, specifying the expected date of such event, together with all material information relating thereto, and shall promptly notify the Holder of all material developments relating thereto or as otherwise requested by the Holder.

7.	REGISTRATION RIGHTS.

7.1           Generally. If any Registrable Securities required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such Registrable Securities may be issued, then the Company will, at its sole expense and as expeditiously as possible, cause such Registrable Securities to be duly registered or approved, as the case may be.

7.2           Registration Rights.

(a)           So long as the Holder holds Registrable Securities (or Warrants exercisable for Registrable Securities), the Holder (or, for the avoidance of doubt, if there are multiple Holders, then the Holder or Holders constituting the Requisite Holders) shall have the right to require the Company to file registration statements, including a shelf registration statement (if the Company is eligible at such time to utilize a shelf registration for the Warrant Shares), and if the Company is a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, an automatic shelf registration statement, on Form S-3 or any successor form under the Securities Act covering all or any part of the Warrant Shares, by delivering a written request therefor to the Company; provided, however, that the Company shall not be required to file a registration statement (i) any earlier than 30 days after the Purchaser Warrant Stockholder Approval (as such term is defined in the Note Purchase Agreement) is obtained or (ii) for less than all of the Registrable Securities held (and issuable upon exercise of Warrants held) by the demanding Holder unless the Registrable Securities subject to the demand are anticipated to have an aggregate sale price (net underwriting discounts and commissions, if any) in excess of $1,000,000. Such request shall state the number of Warrant Shares to be disposed of and the intended method of disposition of such shares by the Holder. In the event there are multiple Holders, the Company shall give notice to all other Holders of the receipt of a request for registration pursuant to this Section 7.2 and such Holders shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration. The Company shall use its commercially reasonable best efforts to effect promptly the registration statement registering all shares on Form S-3 (or a comparable successor form) to the extent requested by the Holder, but in any event shall cause the registration statement to become effective within sixty (60) days after the date of the request by the Holder (or ninety (90) days in the event of a “full review” by the SEC). The Company shall use its commercially reasonable best efforts to keep such registration statement effective until the Holder has completed the distribution described in such registration statement. Notwithstanding the forgoing, to the extent that registration on Form S-3 is not available to register the Registrable Securities, the Company shall use commercially reasonable efforts to effect such registration on Form S-1 under the Securities Act.

(b)           If, at any time and from time to time, the Company proposes to register any of its Equity Securities under the Securities Act in connection with an underwritten public offering of such shares of such Equity Securities, then the Company will promptly give notice to the Holder of its intention to do so. Upon the request of any Holder received within ten (10) days after receipt of any such notice from the Company, the Company will, in each instance, cause such Holder’s Warrant Shares to be registered under the Securities Act and registered or qualified, as the case may be, under any state securities laws; provided, however, that the obligation to give such notice and to cause such registration shall not apply to any registration (i) on Form S-8 (or any successor form), (ii) of solely a dividend reinvestment plan or (iii) for the sole purpose of offering registered securities to another Person in connection with the acquisition of assets or Equity Securities of such Person or in connection with a merger, consolidation, combination or similar transaction with such Person. In connection with any underwritten offering of securities on behalf of the Company or any Stockholder, the Company shall not be required to include any Warrant Shares held by a Holder unless the Holder agrees to the reasonable and customary terms of the underwriting; provided, however, that (i) such Holder shall not be required to make any representation other than that it being the owner of the applicable Warrant Shares (subject to exercise of the applicable portion of this Warrant) that are being included in the offering and that it has full power and authority to transfer them pursuant such offering, and (ii) the total indemnification or other liability of such Holder thereunder shall be limited to the aggregate net cash proceeds received by such Holder from the sale of such Warrant Shares in such offering. The Company will include in any registration effected pursuant to this Section 7.2 (i) first, securities offered to be sold by the Company and by any holder of demand registration rights that is exercising such rights in connection with such registration, (ii) second, the Piggyback Shares, in each case pro rata based on the number of Warrant Shares held thereby (in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering), and (iii) third, any other securities requested to be included in such registration (in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering).

7.3           Expenses. The Company will pay Registration Expenses (as defined in this Section 7.3) in connection with all registrations (which, for purposes of this section, shall include any qualifications, notifications and exemptions). “Registration Expenses” means all reasonable expenses incident to the Company’s performance of or compliance with its obligations under this Section 7, including all registration and filing fees (including fees of the Commission and a national stock exchange or national securities market), all fees and expenses of complying with state securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, and premiums and other costs of policies of insurance against liabilities arising out of the public offering of such securities. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Section 8 (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. All underwriting discounts, selling commissions, fees and disbursements of Holder’s Counsel (as defined below), and stock transfer taxes and other non-Registration Expenses applicable to the sale of the Registrable Securities of the Holders shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

7.4           Reserved.

7.5           Obligations of the Company. In connection with the Company’s obligations hereunder, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the Commission a registration statement with respect to the Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective and, unless the Holders of a majority of the Registrable Securities registered thereunder notify the Company otherwise, to keep such registration statement effective until the distribution contemplated in the registration statement has been completed; provided, that, the Company shall furnish, at least five (5) Business Days before filing such registration statement, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to counsel selected by the Requisite Holders (the “Holder’s Counsel”), copies of all such documents proposed to be filed for such counsel’s review and comment (it being understood that such five (5) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances) and not file any such registration statement, prospectus or amendment or supplement thereto in a form to which Holder’s Counsel reasonably objects;

(b)           subject to the last paragraph of this Section 7.5, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)           notify in writing the Holder’s Counsel promptly (x) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (y) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation of any action threatening any proceeding for that purpose and (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation of any action threatening the qualification of such Warrant and/or Registrable Securities for sale in any jurisdiction;

(d)           furnish to each Holder of Registrable Securities covered by such registration such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned thereby;

(e)            use reasonable best efforts to register and/or to qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as may be required for the Holder to sell securities under the registration statement or as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (x) to qualify to do business in any such states or jurisdictions, (y) to file a general consent to service of process in any such states or jurisdictions or (z) to subject itself to taxation in any such states or jurisdictions;

(f)            notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or amendment of such prospectus so that, as thereafter delivered to any offeree of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(g)           provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities;

(h)           use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use reasonable best efforts to cause such Registrable Securities to be listed on the New York Stock Exchange or the NASDAQ Stock Market; and

(i)            subject to all of the other provisions of this Warrant, use reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

The Company may suspend the use of a prospectus included in any registration statement filed pursuant to this Section 8 if the Company is then in possession of material, non-public information, the disclosure of which the Board has reasonably determined in good faith would have a Material Adverse Effect upon the Company. The Company shall promptly notify all Holders of Registrable Securities covered by such registration of any such determination by the Board and, upon receipt of such notice, each such Holder shall immediately discontinue any sales of securities pursuant to such registration statement. Upon such suspension, the Company shall take all reasonable steps to cause the condition that caused such suspension to cease to exist as soon as practicable (but such efforts need not include the abandonment of any proposed transaction). The Company hereby agrees that no such suspension shall last more than forty-five (45) days without the prior written consent of the Requisite Holders, provided that such right to suspension shall be exercised by the Company not more than twice in any twelve (12)-month period.

7.6           Obligations of the Holder. At least seven (7) Business Days prior to the first anticipated filing date of a registration statement registering Registrable Securities, the Company will notify the Holder of the information the Company reasonably requires from the Holder (including a selling stockholder questionnaire) which shall be completed and delivered to the Company promptly upon request and, in any event, within five (5) Business Days prior to the applicable anticipated filing date. The Holder further agrees that it shall not be entitled to be named as a selling securityholder in any registration statement, or use the prospectus contained in such registration statement, for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company such requested information (including the selling stockholder questionnaire). If a Holder of Registrable Securities returns such requested information (including the selling stockholder questionnaire) after the above deadline, the Company shall use its reasonable best efforts to take such actions as are required to name such Holder as a selling security holder in the registration statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in such registration statement the Registrable Securities identified in such requested information. Each Holder acknowledges and agrees that the information provided to the Company as described in this Section 7.6 will be used by the Company in the preparation of the registration statement filed pursuant to this Section 8 and hereby consents to the inclusion of such information in the Registration Statement.

7.7           Indemnification.

(a)           In connection with any registration, subject to Section 7.7(d) below, the Company shall indemnify and hold harmless each Holder that is a selling holder of Registrable Securities and each of its Affiliates, each underwriter (as defined in the Securities Act), and directors, officers, employees and agents of any of them, and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (collectively, the “Holder Indemnified Person”) against any losses, claims, damages or liabilities (collectively, the “liability”), joint or several, to which such Holder Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (w) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus used in connection with any offering, including but not limited to, any free writing prospectus used by the Company, the underwriters or the Holders, or (x) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (y) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any sale or regulation thereunder in connection with such registration, or (z) any information provided by the Company or at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading. Except as otherwise provided in Section 7.7(c), the Company shall reimburse each such Holder Indemnified Person in connection with investigating or defending any such liability; provided, however, that the Company shall not be liable to any Holder Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto, free writing prospectus, or other information, in reliance upon and in conformity with information furnished in writing to the Company by such Holder Indemnified Person specifically for use therein; and provided further, however, that the Company shall not be required to indemnify any Holder Indemnified Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Holder Indemnified Person to deliver a prospectus as required by the Securities Act.

(b)           In connection with any registration, subject to Section 7.7(d) below, a Holder selling any Registrable Securities included in such registration being effected shall indemnify and hold harmless each other selling holder of any Registrable Securities, the Company, its directors and officers, each underwriter and each other Person, if any, who controls (within the meaning of the Securities Act) the Company or such underwriter (collectively, the “Company Indemnified Persons” and together with the “Holder Indemnified Persons,” collectively, the “Indemnified Persons”), against any liability, joint or several, to which any such Holder Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (x) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, any free writing prospectus used in connection with such offering, including but not limited to, any free writing prospectus used by the Company, the underwriters, or the Holders, or (y) any omission or alleged omission by such selling Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) any information provided at the instruction of the Company to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading, and in the case of (x), (y) and (z) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto, free writing prospectus or other information, in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder specifically for use therein. Such selling Holder shall reimburse any Holder Indemnified Person in connection with investigating or defending any such liability; provided, however, that in no event shall the liability of any Holder for indemnification under this Section 7.7 in its capacity as a seller of Warrants and/or Registrable Securities exceed the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being held by such Holder, or (ii) the amount equal to the proceeds to such Holder of the securities sold in any such registration; and provided further, however, that no selling Holder shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

(c)           In the event the Company, any selling Holder or other person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Section 7.7(a) or Section 7.7(b) above, the person claiming indemnification under such paragraphs shall promptly notify the person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying person shall have the right to investigate and defend any such loss, claim, damage, liability or action.

(d)           If the indemnification provided for in this Section 7.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Person with respect to any loss, claim, damage, expense or liability referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such any loss, claim, damage, expense or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the Indemnified Person, on the other hand, in connection with the statements or omissions that resulted in such any loss, claim, damage, expense or liability as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Holder under this Section 7.7(d) when combined with any other amounts paid by such Holder pursuant to this Section 7 exceed the lesser of (a) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being held by such Holder, or (b) the amount equal to the proceeds to such Holder of the securities sold in any such registration. The relative fault of the indemnifying party and of the Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Person and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)           Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of the Company and Holders under this Section 7.7 shall survive the completion of any offering of securities in a registration statement under this Section 7 or otherwise (and shall survive the termination of this Warrant).

8.	RESERVED.

9.            AVAILABILITY OF INFORMATION. The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and shall comply with all public information reporting requirements of the Commission (including Rule 144) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall also cooperate with the Holder of any Restricted Securities in supplying such information as may be necessary for the Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company shall furnish to each Holder, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements generally made available by the Company to its securityholders (excluding, for the avoidance of doubt, materials provided only to members of management or the Board), and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange other than the Commission.

10.           RESERVATION OF EQUITY SECURITIES, ETC. The Company shall, if applicable, at all times reserve and keep authorized and available, solely for issuance and delivery upon exercise of this Warrant, the number of Warrant Shares from time to time issuable upon exercise in full of this Warrant. All securities issuable upon exercise of this Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable, with no liability on the part of the Holder. If, notwithstanding the foregoing, and not in limitation thereof, at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved Warrant Shares to satisfy its obligation to reserve for issuance upon exercise in full of this Warrant at least a number of Warrant Shares equal to the number of Warrant Shares as shall from time to time be necessary to effect the exercise in full of this Warrant (the “Required Reserve Amount”), then the Company shall immediately take all action necessary to increase the Company’s authorized Equity Securities to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the full exercise of this Warrant.

11.	OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS

11.1        Ownership of Warrants. The Company may treat any Person(s) in whose name this Warrant is registered on the register kept at the Chief Executive Office (as defined below) as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of this Warrant for all purposes, notwithstanding any notice to the contrary. This Warrant, if properly assigned, may be exercised by the new holder (as the Holder hereunder) without a new Warrant first having been issued subject to applicable securities laws and Section 1.2 hereof.

11.2        Office; Transfer and Exchange of Warrants.

(a)           The Company shall maintain an office (which may be an agency maintained at a bank) in the State of Nevada where notices, presentations and demands in respect of this Warrant may be made upon it. Such office shall be the Company’s “Chief Executive Office,” until such time as the Company shall notify the Holders of any change of location of such office within the State of Nevada.

(b)           The Company shall cause to be kept at its Chief Executive Office a register for the registration and transfer of this Warrant. The names and addresses of the Holder, the transfer thereof and the names and addresses of any transferees of this Warrant shall be registered in such register. The Person(s) in whose names this Warrant shall be so registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c)           Subject to the transfer restrictions referred to in the legend herein and Section 2 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the Company’s Chief Executive Office. Upon such surrender, the Company at its expense will execute and deliver to or upon the order of the applicable Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces therefor for the number of Warrant Shares called for on the face or faces of the Warrant or Warrants so surrendered.

11.3        Replacement of Warrants. Upon receipt of reasonable evidence of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than a Purchaser or any institutional investor to whom the Purchaser may Transfer this Warrant, upon delivery of indemnity satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the Company’s Chief Executive Office, the Company at its sole expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

12.	REPRESENTATIONS AND WARRANTIES

12.1        Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

(a)           each of Company and its subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect;

(b)           the execution, delivery and performance of this Warrant has been duly authorized by all necessary corporate action on the part of the Company, other than obtaining the Purchaser Warrant Stockholder Approval;

(c)           if the Purchaser Warrant Stockholder Approval is obtained in accordance with the listing rules of the Exchange, the execution, delivery and performance by the Company of this Warrant and the consummation of the transactions contemplated by this Warrant do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to the Company or any of its subsidiaries, any of the Articles or the organizational documents of any of the Company’s subsidiaries, or any order, judgment or decree of any court or other agency of government binding on the Company or any of its subsidiaries; (b) require any registration with, consent or approval of, or notice to, or other action to, with or by, any governmental authority, other than the filing of a listing of additional shares application with the Exchange and the receipt of a “no objection” response from the Exchange with respect thereto; (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract or any other material Contractual Obligation of the Company or any of its subsidiaries; (d) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its subsidiaries; or (e) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract or any other material Contractual Obligation of the Company or any of its subsidiaries, except for such approvals or consents that have been obtained on or before the date hereof and have been disclosed in writing to the Purchaser or such as could not reasonably be expected to have a Material Adverse Effect;

(d)           this Warrant has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(e)           subject to the accuracy of the representations and warranties of the Holders, the offer, sale, issuance and delivery of this Warrant in accordance with the terms herein will be exempt from the registration provisions of the Securities Act;

(f)           subject to the accuracy of the representations and warranties of the Holders, the issuance of the Warrant Shares upon the exercise of this Warrant in accordance with the terms herein will be exempt from the registration provisions of the Securities Act;

(g)           immediately after giving effect to transactions contemplated by this Warrant, (i) the Company has duly authorized the issuance of the Warrant Shares and has reserved them and made them available for issuance and delivery upon exercise of this Warrant, (ii) the outstanding Equity Securities consists solely of this Warrant and the Equity Securities set forth on Schedule I hereto and (iii) each of the Company’s subsidiaries is directly or indirectly wholly-owned by the Company; and

(h)           the number of Common Shares outstanding as of the date hereof on a fully diluted basis, which includes, without duplication, all Common Shares (i) issuable upon exercise of any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Shares (“Options”) outstanding (including this Warrant) or (ii) issuable upon conversion or exchange of any security convertible into or exchangeable for Common Shares outstanding is [•].

12.2        Representations and Warranties of the Holders. Each Holder represents and warrants to the Company and to each other Holder, as of the date such Person becomes a Holder, as follows:

(a)           Organization and Qualification. Such Holder, if an entity, is a corporation, limited partnership or limited liability company, in either case duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

(b)           Status of the Holders. If such Holder is an entity, corporation, limited partnership or limited liability company, such Holder has not been formed for the specific purpose of acquiring the Equity Securities pursuant to this Warrant.

(c)           Authority; Enforceability. Such Holder has all requisite power and authority to execute and deliver this Warrant and to perform its obligations hereunder and to consummate the transactions contemplated hereby, and all action required on the part of such Holder for such execution, delivery and performance has been duly and validly taken. Assuming due execution and delivery by the Company, this Warrant constitutes the legal, valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles.

(d)           Conflicts. Such Holder is not party to any contract, agreement or other arrangement which conflicts with the terms of this Warrant or any of the rights conferred to the Company, or obligations imposed on such Holder, hereby.

(e)           Accredited Investor; Securities Laws Compliance.

(i)           Such Holder (x) understands the term “accredited investor” as used in Regulation D and (y) is an “accredited investor” (as defined in Regulation D under the Securities Act) and (z) has such knowledge, skill and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for such Holder.

(ii)          Except as otherwise contemplated by this Warrant, such Holder is acquiring this Warrant and any Warrant Shares for investment for its own account, not as a nominee or agent, and not with a view to any distribution in violation of applicable securities laws.

(iii)         Such Holder understands that neither the Warrants nor the Warrant Shares have been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws and that the Warrants and any Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration. Such Holder agrees that any certificates representing its Warrant Shares will bear the following legend and that such Warrant Shares will not be offered, sold or transferred in the absence of registration or exemption under applicable securities laws:

“THE SECURITIES REPRESENTED HEREBY (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS AND (B) ARE SUBJECT TO THE TERMS OF AND PROVISIONS OF A PURCHASE WARRANT, DATED [•], 202_, BY AND AMONG ONTRAK, INC. (THE “COMPANY”) AND, FOR THE LIMITED PURPOSES SET FORTH THEREIN, [•] (AS SUCH WARRANT MAY BE SUPPLEMENTED, MODIFIED, AMENDED OR RESTATED FROM TIME TO TIME, THE “WARRANT”). A COPY OF THE WARRANT IS AVAILABLE AT THE OFFICES OF THE COMPANY.”

(iv)          Such Holder has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of companies similar to the Company so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. Such Purchaser is able to bear the economic risk of such investment, including a complete loss of the investment.

(v)           The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to invest in the Warrants and the Warrant Shares.

(vi)          Such Holder is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including the Rule 144 condition that current information about the Company be made available to the public.

13.	DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the respective meanings set forth below. All capitalized terms used and not defined below or otherwise defined herein shall have the respective meanings set forth in the Note Purchase Agreement:

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Articles” means the Company’s certificate of incorporation and its by-laws each as amended as of the date hereof, and as the same may be amended, restated or otherwise modified from time to time in accordance with the terms thereof (and as permitted by this Warrant).

“Bloomberg” means Bloomberg Financial Markets.

“Board” has the meaning set forth in the Articles.

“Business Day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York are authorized or obligated by law or executive order to be closed. Any reference to “days” (unless Business Days are specified) shall mean calendar days.

“Closing Sale Price” means, with respect to the Common Shares, the last trade price for the Common Shares on the Exchange, as reported by Bloomberg, or, if such Exchange begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Shares” means the shares of the Company’s common stock, par value $0.001, per share.

“Company” has the meaning given to such term in the introduction to this Warrant and shall include any Person that shall succeed to or assume the obligations of the Company.

“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Equity Securities” means, with respect to the Company, all equity securities or other equity interests authorized from time to time, and any other securities, options, interests, participations or other equivalents (however designated) of or in the Company, whether voting or nonvoting, including options, warrants, phantom equity, equity appreciation rights, convertible notes or debentures, equity purchase rights, and all agreements, instruments, documents and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

“Exchange” has the meaning given to it in the Note Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Fair Market Value” means the Closing Sale Price immediately prior to the time this Warrant is deemed to have been exercised as set forth in Section 1.3, or if the Exchange is not the then principal securities exchange or trading market for the Common Shares as of such time of determination, the bid price of such security on the principal securities exchange or trading market where the Common Shares is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of the Common Shares in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for the Common Shares by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination. If the Fair Market Value cannot be calculated for the Common Shares on a particular date on any of the foregoing bases, the Fair Market Value on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board shall use its good faith judgment to determine the fair market value. The Board’s determination shall be made by a majority of the Independent Directors then serving on the Board and shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Holder” means each and every holder of this Warrant, which shall initially be the Purchaser. For purposes of simplicity, this Warrant has been drafted in contemplation of one Holder. In the event that, at any given time, there shall be more than one Holder, (a) references to “Holder”, this “Warrant” and “Warrant Shares” shall mean each Holder and the portion of this Warrant and the Warrant Shares held by each such Holder, (b) all notices shall be delivered to each Holder in accordance with Section 19 and (c) with respect to any action, approval or consent of the Holder required or otherwise permitted pursuant to the provisions hereof (including Section 6), such action, approval or consent shall be deemed to have been taken, received or otherwise obtained if such action, approval or consent is taken, received or otherwise obtained by or from Requisite Holders, except that each Holder may, on an individual basis, exercise its portion of the Warrant. Without in any way limiting the foregoing, the term “Holder” shall include the Purchaser and each of their respective successors and/or assigns that at any time holds or otherwise owns any portion of this Warrant or the Warrant Shares.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business operations, properties, assets, condition (financial or otherwise) or prospects of Company and its subsidiaries taken as a whole; (ii) a significant portion of the industry or business segment in which Company or its subsidiaries operate or rely upon if such effect or development is reasonably likely to have a material adverse effect on Company and its subsidiaries taken as a whole; (iii) the ability of the Company to fully and timely perform its obligations under this Warrant; (iv) the legality, validity, binding effect, or enforceability against the Company of a Transaction Document; or (v) the rights, remedies and benefits available to, or conferred upon, the Purchaser hereunder.

“Material Contract” means any contract or other arrangement to which Company or any of its subsidiaries is a party (other than the Transaction Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Note Purchase Agreement” means that certain Master Note Purchase Agreement, dated as of April 15, 2022, by and among the Company, certain of its subsidiaries, as guarantors, Acuitas Capital LLC or an entity affiliated with it, as purchaser, and the Collateral Agent (as amended, restated or otherwise modified from time to time).

“Per Share Warrant Exercise Price” means an amount equal to $0.45 per share, which is the consolidated closing bid price of the Common Shares as reported by the Exchange immediately preceding the time the parties entered into the Second Amendment, and which is subject to adjustment as set forth herein.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity, foreign or domestic, having jurisdiction over either the Company or any Holder.

“Piggyback Shares” means, collectively, the Warrant Shares of each Holder requesting piggyback registration rights hereunder.

“Purchaser Group” means the Purchaser and its Affiliates.

“Registrable Securities” means, (i) the Warrant Shares and (ii) any securities issued or issuable upon any conversion, exercise, stock split, dividend or other distribution, merger, consolidation, exchange, recapitalization or similar event with respect to the foregoing (including, for the avoidance of doubt, securities issued or issuable pursuant to Section 2 or 3 hereof); and provided, further, that with respect to a particular Holder, such Holder’s Warrant Shares shall cease to be Registrable Securities upon the earlier to occur of the following: (A) a sale pursuant to a registration statement or Rule 144 (in which case, only such securities sold by the Holder shall cease to be a Registrable Security); and (B) may be distributed pursuant to Rule 144 (or any successor rule) without limitation.

“Requisite Holders” means the Holder or, in the event that there are multiple Holders, the Holder or Holders that own or otherwise hold more than fifty percent (50%) of the aggregate Registrable Securities.

“Reverse Stock Split Price” means the volume-weighted average price of the Common Shares as reported by the Exchange for the five (5) Trading Days beginning on the Trading Day that commences immediately after the effective time of the Reverse Stock Split.

“Restricted Securities” means all of the following: (a) any Warrants bearing the legend or legends contained herein or substantially similar thereto, (b) any Warrant Shares that have been issued upon the exercise of this Warrant and that are evidenced by a certificate or certificates bearing the applicable legend or legends contained herein or substantially similar thereto and (c) unless the context otherwise requires, any Warrant Shares that are at the time issuable upon the exercise of this Warrant and that, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends contained herein or substantially similar thereto.

“Securities Act” means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time.

“Stockholder” means each holder of the Company’s Equity Securities.

“Trading Day” means a day on which the Exchange is open for trading.

“Transaction Documents” means this Warrant, the Note Purchase Agreement, and any document contemplated hereby or thereby.

“Transfer” means any direct or indirect sale, transfer, issuance, assignment, pledge or other disposition or conveyance of Equity Securities.

“Warrant” means this Purchase Warrant for Common Shares, as the same may be amended, restated or otherwise modified from time to time, together with any and all replacement and/or substitute warrants issued with respect hereto.

“Warrant Shares” means any Equity Securities issued or issuable in connection with the exercise of this Warrant (as may be adjusted pursuant to the terms hereof) and shall include any Equity Securities into which such Warrant Shares shall have been changed or any Equity Securities resulting from any reclassification of such Warrant Shares, and all other Equity Securities of any class or classes (however designated) of the Company that entitle the Holder to a share (without limitation as to amount) of dividends or distributions of the Company.

14.           INFORMATION RIGHTS. For so long as this Warrant is outstanding or the Purchaser or its Affiliates holds Equity Securities, the Company shall, at any time when the Company is not subject to Section 13(a) or 15(d) of the Exchange Act, or has not filed all the material required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act, provide the Holder with copies of any and all information that the Company is required to deliver pursuant to Sections 5.1(a), 5.1(b) and 5.1(c) of Appendix A (Terms and Conditions) to the Note Purchase Agreement (as of the date hereof and regardless of any termination thereof), subject to limitations set forth in the last paragraph of such Section 5.1.

15.	MULTIPLE HOLDERS; VOTING RIGHTS; NO LIABILITIES AS A STOCKHOLDER

15.1        Multiple Holders. In the event that there shall be multiple Holders, each Holder agrees that (a) no other Holder will by virtue of this Warrant or exercise thereof be under any fiduciary or other duty to give or withhold any consent or approval under this Warrant or to take any other action or omit to take any action under this Warrant and (b) each other Holder may act or refrain from acting under this Warrant as such other Holder may, in its discretion, elect.

15.2        No Liabilities As a Stockholder. Nothing contained in this Warrant shall be construed as imposing any obligation on any Holder to purchase any securities or as imposing any liabilities on any Holder as a holder of Equity Securities, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

16.           NO EFFECT ON LENDER RELATIONSHIP. The Company acknowledges and agrees that, notwithstanding anything in this Warrant to the contrary, nothing contained in this Warrant shall affect, limit or impair the rights and remedies of the Purchaser or any of its Affiliates (a) in its or their capacity as a lender or as agent for lenders to the Company or any of its subsidiaries pursuant to any agreement under which the Company or any of its subsidiaries has borrowed money, including the Note Purchase Agreement, or (b) in its or their capacity as a lender or as agent for lenders to any other Person who has borrowed money. Without limiting the generality of the foregoing, any such Person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (x) its or any of its Affiliates’ status as a Holder, (y) the interests of the Company or its subsidiaries or (z) any duty it may have to any holder of Equity Securities (including any other Holder, in the event that there shall be multiple Holders), except as may be required under the applicable loan documents, by commercial law applicable to creditors generally or by other applicable law. No consent, approval, vote or other action taken or required to be taken by the Holder in such capacity shall in any way impact, affect or alter the rights and remedies of the Purchaser or any of its Affiliates as a lender or agent for lenders.

17.           LOCK-UP LIMITATIONS. Notwithstanding anything in this Warrant, none of the provisions of this Warrant shall in any way limit the Purchaser Group from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

18.	NOTICES

18.1        Manner of Delivery. Any notice or other communication in connection with this Warrant shall (a) if delivered personally, be deemed received upon delivery; (b) if delivered by telecopy or electronic mail, be deemed received on the Business Day of confirmation; (c) if delivered by certified mail, be deemed received upon actual receipt thereof or three Business Days after the date of deposit in the United States mail, as the case may be; and (d) if delivered by nationally recognized overnight delivery service, be deemed received the Business Day after the date of deposit with the delivery service.

18.2        Place of Delivery. Any notice or other communication in connection with this Warrant shall be delivered to the following address (a) if to the Holder, to the address set forth on the signature page hereto (or any other address that the Holder may designate by written notice to the Company in accordance with this Section 19) with a copy of such notice delivered by electronic mail, (b) if to the Company, to the attention of its Chief Executive Officer or President at its Chief Executive Office; provided, however, that the exercise of any Warrant shall be effective only in the manner provided in Section 1.

19.           WAIVERS; AMENDMENTS. Any provision of this Warrant may be amended or waived with the written consent of the Company and the Holder (or, for the avoidance of doubt, if there are multiple Holders, then the Holder or Holders constituting the Requisite Holders). Any amendment or waiver effected in compliance with this Section 20 shall be binding upon the Company and the Holder. In the event that there shall be multiple Holders, the Company shall give prompt notice to each Holder of any amendment or waiver effected in compliance with this Section 20. No failure or delay of the Company or the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Company and the Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

20.	INDEMNIFICATION.

20.1        Generally. Without limitation of any other provision of this Warrant or any agreement executed in connection herewith, the Company agrees to defend, indemnify and hold the Holder, its respective affiliates and direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act (collectively, the “Holder Indemnified Parties” and, individually, a “Holder Indemnified Party”) harmless from and against any and all damages, liabilities, losses, taxes, fines, penalties, reasonable costs and expenses (including reasonable fees of a single counsel representing the Holder Indemnified Parties), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any such Holder Indemnified Party (“Losses”), based upon, arising out of, or by reason of (i) any breach of any representation or warranty made by the Company in this Warrant or any other agreement executed in connection herewith, or (ii) any breach of any covenant or agreement made by the Company in this Warrant or in any other agreement executed in connection herewith.

20.2        Reserved.

20.3        Certain Limitations. If the indemnification provided for in Section 21.1 above for any reason is held by a court of competent jurisdiction to be unavailable to a Holder Indemnified Party in respect of any Losses referred to therein, then the Company, in lieu of indemnifying such Holder Indemnified Party thereunder, shall contribute to the amount paid or payable by such Holder Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder, or (ii) if the allocation provided by the preceding clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the preceding clause (i) but also the relative fault of the Company and the Holder in connection with the action or inaction which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company and the Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

20.4        Other. Each of the Company and the Holder agrees that it would not be just and equitable if contribution pursuant to Section 21.2 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The rights to indemnification provided to the Purchaser (and any other Person who becomes a Holder) and the other Holder Indemnified Parties in this Section 21 shall survive the termination, exchange, exercise or transfer of this Warrant (or Warrant Shares, as applicable). The Holder Indemnified Parties are express third-party beneficiaries of the terms of this Section 21.

21.	MISCELLANEOUS.

21.1        Successors and Assigns. All the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

21.2        Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Furthermore, in lieu of any such invalid, illegal or unenforceable provision, there shall be added automatically as a part of this Warrant a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be legal, valid and enforceable, unless the requisite parties separately agree to a replacement provision that is valid, legal and enforceable.

21.3        Equitable Remedies. Without limiting the rights of the Company and the Holder to pursue all other legal rights available to such party (including equitable remedies) for the other parties’ failure to perform its obligations hereunder, the Company and the Holders each hereby acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder (or any failure to observe the terms of this Warrant by any Stockholder) would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure. The Company and the Holders therefore each agrees that, in the event of any such breach or threatened breach, each shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

21.4        Continued Effect. Notwithstanding anything herein to the contrary, the rights and benefits conferred on the Holder pursuant Sections 7, 9, 14, 20 and 21 shall continue to inure to the benefit of, and shall be enforceable by, the Holder, notwithstanding its cancellation by the Company upon the full exercise hereof. The Holder shall be entitled to retain a copy of this Warrant as evidence of the continued effect of such provisions. The Company covenants and agrees not to become party to any contract, agreement or other arrangement which adversely impacts or affects any of the rights conferred to the Holder, or conflicts with the obligations imposed on the Company, hereby.

21.5        Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

21.6        Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING TO THIS WARRANT SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE U.S. SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. EACH PARTY IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY, AND (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

21.7        Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

21.8        Construction. The Section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of this Warrant. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Warrant clearly requires otherwise, words importing the masculine gender include the feminine and neutral genders and vice versa. The terms “include,” “includes” or “including” mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Warrant, refer to this Warrant as a whole and not to any particular Section or article in which such words appear. Except to the extent expressly provided herein, the Holder’s exercise of any rights under this Warrant, including with respect to the granting or withholding of any consent required hereunder, may be done at the sole discretion of the Holder.

21.9        Counterparts. This Warrant may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together, shall be deemed to be one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date hereof.

COMPANY:

ONTRAK, INC.

By:
Name:
Title:

Signature Page to

Purchase Warrant

The undersigned is executing this Warrant as of the date hereof to make the representations and warranties set forth in Section 13.2 of this Warrant and to evidence its consent to, and, to the extent applicable, its agreement to be bound by, the provisions of this Warrant for the benefit of the Company and each other Holder.

PURCHASER:

[•]

By:
Name:
Title:

Address for Notices:

Signature Page to

Purchase Warrant

SCHEDULE I

Common Shares Outstanding	[•]

Stock Options and RSUs Outstanding	[•]

Warrants Outstanding	[•]

Preferred Stock Outstanding	[•]
[•]

EXHIBIT I

FORM OF SUBSCRIPTION

[To be executed only upon exercise of Warrant]

To [____________________________]

The undersigned registered Holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ______ Common Shares as follows (check appropriate lines):

____ on a cashless exercise basis and

____ herewith makes payment of $_________ therefor,

and requests that the certificates for such Common Shares be issued in the name of, and delivered to _______________________, whose address is __________________________.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

(City)	(State)	(Zip Code)

I-1

EXHIBIT II

FORM OF ASSIGNMENT

[To be executed only upon transfer of Warrant]

For value received, the undersigned registered Holder of the Warrant (the “Transferor”) hereby sells, assigns and transfers unto _________________________ (the “Transferee”) the rights represented by such Warrant to purchase a number of shares of duly authorized, validly issued, fully paid and nonassessable Common Shares of ONTRAK, INC. (the “Company”), to which and such Warrant relates, and appoints ____________________________ as its attorney-in-fact to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises. The Transferee makes the representations and warranties set forth in Section 13.2 of the Warrant, and consents to, and, to the extent applicable, agrees to be bound by, the provisions of the provisions of this Warrant for the benefit of the Company and each other Holder.

Dated: _________ __, _____

Transferor:

(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

(City)	(State)	(Zip Code)

Transferee:

(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

(City)	(State)	(Zip Code)

II-1